UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2022, on October 21, 2022 (the “Issue Date”), PARTS iD, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with JGB Collateral, LLC, a Delaware limited liability company, in its capacity as collateral agent (the “Agent”) and the several financial institutions or entities that from time to time become parties to the Loan Agreement as lenders (collectively, the “Lender”).

As previously disclosed on a Current Report on Form 8-K filed with the SEC on January 6, 2023, PARTS iD, Inc. (the “Company”) notified the Agent and the Lender that it will not be in compliance with the Consolidated Quarterly Net Revenue Covenant (as defined in the Loan Agreement) for the calendar quarter ended December 31, 2022 (the “Subject Default”). As a result of the Subject Default, an Event of Default (as defined in the Loan Agreement) was triggered under the Loan Agreement and the Company had $5,507,333.33 immediately due and payable under the Loan Agreement, unless a forbearance agreement was reached with the Agent and the Lender.

On January 17, 2023, the Company entered into a Forbearance Agreement and Reservation of Rights (the “Forbearance Agreement”) with the Agent and the Lender with respect to the Subject Default. The Forbearance Agreement provides that both the Agent and the Lender will not exercise or pursue any rights or remedies under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) until the earlier of (i) April 30, 2023 or (ii) that certain date when the Lender or Agent become aware that any Event of Default (other than the Subject Default) has occurred and is continuing, in exchange for certain forbearance payments in the aggregate amount of $50,000 to be paid by the Company to the Lender pursuant to Section 3.3 of the Forbearance Agreement.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 17, 2023, the Company issued a press release announcing the engagement of Canaccord Genuity, Inc., as its advisor, in connection with the exploration and evaluation of strategic alternatives. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 17, 2023, the Company and the Lender agreed to extend the period in which the Company has to register for resale the shares of common stock underlying the warrant issued to the Lender in connection with the Loan Agreement from 90 days following the Issue Date to February 3, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Forbearance Agreement and Reservation of Rights, dated as of January 17, 2023, by and among PARTS iD, Inc., PARTS iD, LLC, the Lenders party thereto and JGB Collateral LLC, as agent.
99.1	PARTS iD, Inc. News Release dated January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: January 17, 2023	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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